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                                                                     EXHIBIT 4.1


CM
COMMON STOCK
PAR VALUE $.01

INCORPORATED UNDER THE LAWS
OF THE STATE OF MARYLAND

THIS CERTIFICATE IS TRANSFERABLE IN
MINNEAPOLIS, MN OR NEW YORK, NY

The transferability of the shares represented hereby is subject to certain restrictions and such shares are subject to redemption as provided in the Charter of the Corporation to which reference is hereby made, to prevent disqualification of the Corporation from taxation as a real estate investment trust under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and to prevent ownership of such shares by certain disqualified organizations, including governmental bodies and tax-exempt entities that are not subject to tax on unrelated business taxable income, as defined in Section 860E(e)(5) of the Code. A copy of the applicable provisions of the Charter will be furnished to any stockholder upon request and without charge. The Corporation will also furnish to any stockholder upon request and without charge a full statement of the designation, preferences, limitations and relative rights of the shares of each class of stock of the Corporation authorized to be issued and the variations in the relative rights and preferences between shares of any series of any authorized preferred or special class so far as they have been fixed and determined and the authority of the Board of Directors to classify unissued shares and to fix and determine the relative rights and preferences thereof and of any subsequent series of preferred or special classes. Any such request or requests should be directed to the Secretary of the Corporation at its principal place of business.


SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 14067E 50 6

This Certifies that
is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Capstead Mortgage Corporation transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby shall be held subject to all of the provisions of the Articles of Incorporation of the Corporation and all amendments thereto, copies of which are on file with the Corporation and the Transfer Agent, to all of which the holder, by his acceptance hereof, assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Chairman of the Board

Secretary

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK MINNESOTA, N.A.
TRANSFER AGENT
AND REGISTRAR
BY



AUTHORIZED SIGNATURE


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CAPSTEAD MORTGAGE CORPORATION

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-D

TEN ENT-D

JT TEN-D
as tenants in common
as tenants by the entireties
as joint tenants with right of
survivorship and not as tenants
in common

UNIF GIFT MIN ACT- ...........Custodian.........
                   (Cust)              (Minor)
                   under Uniform Gifts to Minors
                   Act..........................
                                 (State)

Additional abbreviations may also be used though not in the above list.

For value received,                 hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,

NOTICE:

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

X
(SIGNATURE)

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17-Ad-15.

SIGNATURE(S) GUARANTEED BY:

X
(SIGNATURE)